As filed with the Securities and Exchange Commission on May 20, 2010

Registration No. 333- 166243

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

  A-POWER ENERGY GENERATION SYSTEMS, LTD.
(Exact name of registrant as specified in its charter)

British Virgin Islands	8711	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

No. 44 Jingxing North Street
Tiexi District
Shenyang, Liaoning, China 110021
011-(86)-24-8561-7888
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

C T Corporation System
111 Eighth Avenue
New York, NY 10011
(212) 894-8539
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

  Copies to:
Thomas J. Rice, Esq.
Baker & McKenzie LLP
1114 Avenue of the Americas
New York, NY 10036

Approximate date of commencement of proposed sale to the public :  From time to time after effectiveness of this registration statement (except as otherwise described herein).

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares, par value $0.0001 per share	3,454,791	$10.40	(2)	$35,929,827	$2,562	(7)
Series A Warrants to purchase Common Shares, par value $0.0001	2,099,823	–		–	–
Common Shares underlying Series A Warrants, par value $0.0001 per share(3)	2,729,770	16.90	(4)	46,133,113	3,290	(7)
Series B Warrants to purchase Common Shares, par value $0.0001	789,145	–		–	–
Common Shares underlying Series B Warrants, par value $0.0001 per share(5)	1,025,890	16.91	(6)	17,347,800	1,237	(7)
Total				99,410,740	7,089	(7)
(1)
All of the registrant’s common shares, par value $0.0001 per share, offered hereby are being offered for the account of selling stockholders named in this prospectus.  Pursuant to Rule 416 under the Securities Act of 1933, this registration statement will cover such indeterminate number of the registrant’s common shares that may be issued with respect to share splits, share dividends and similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(c) under the Securities Act, computed based upon the average of the high and low selling prices per share of the registrant’s common shares on April 15, 2010 on the Nasdaq Global Select Market.

(3)	Such amount represents 130% of the number of the shares issuable upon exercise of the Series A Warrants.
(4)	Calculated in accordance with Rule 457(g)(1) under the Securities Act of 1933.
(5)	Such amount represents 130% of the number of the shares issuable upon exercise of the Series B Warrants.
(6)	Calculated in accordance with Rule 457(g)(1) under the Securities Act of 1933.
(7)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted ..

SUBJECT TO COMPLETION, DATED MAY 20, 2010

PRELIMINARY PROSPECTUS

7,210,451
Common Shares

2,099,823
 Series A Warrants

789,145
Series B Warrants

A-Power Energy Generation Systems, Ltd.

This prospectus relates to the registration of 7,210,451 of our common shares, 2,099,823 Series A Warrants to purchase our common shares and 789,145 Series B Warrants to purchase our common shares (together, the “warrants”).  The common shares and warrants are being registered pursuant to the requirements of a registration rights agreement dated January 21, 2010 among us and the holders of the common shares and warrants, which requires us to register their shares and warrants to permit such holders to sell common shares and warrants or, upon exercise of the warrants, to sell the common shares underlying the warrants from time to time in the public market.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares except for the exercise price of the warrants (in the case of warrants exercised for cash).  The selling shareholders previously purchased the common shares and warrants from us pursuant to certain exemptions from registration.  The proceeds from the exercise of the warrants will be use for working capital and general corporate purposes.

The common shares and warrants covered by this prospectus may be offered or sold from time to time directly to purchasers or through agents, underwriters, brokers or dealers at prevailing market or privately negotiated prices and on other terms to be determined at the time of sale. See “Plan of Distribution.”

Our common shares are listed on the Nasdaq Global Select Market under the trading symbol “APWR.” On May 19, 2010, the last reported sale price of our common shares was $7.75 per share.

Investing in our common shares and warrants involves a high degree of risk. Before buying any shares or warrants, you should carefully read the discussion of material risks of investing in our common stock in Item 3.D of our Annual Report on Form 20-F for the fiscal year ended December 31, 2009 and any risk factors set forth in our other filings with the Securities and Exchange Commission, or SEC, pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                , 2010.

TABLE OF CONTENTS

RISK FACTORS	3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	4

USE OF PROCEEDS	6

PRICE HISTORY OF OUR COMMON SHARES	6

PRIVATE PLACEMENT OF COMMON SHARES AND WARRANTS	6

DESCRIPTION OF THE WARRANTS	6

SELLING SHAREHOLDERS	7

PLAN OF DISTRIBUTION	13

ENFORCEMENT OF CIVIL LIABILITIES	15

EXPENSES RELATED TO THIS OFFERING	15

LEGAL MATTERS	16

EXPERTS	16

WHERE YOU CAN FIND ADDITIONAL INFORMATION	16

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	16

RISK FACTORS

Investing in our common shares and warrants involves a high degree of risk. Before buying any shares or warrants, you should carefully read the discussion of material risks of investing in our common stock in Item 3.D of our Annual Report on Form 20-F for the fiscal year ended December 31, 2009 and any risk factors set forth in our other filings with the Securities and Exchange Commission, or SEC, pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act. Additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial, also may affect our business, financial condition and/or future operating results.

There is no public market for our warrants, and you may be unable to resell any warrants that  you acquire.  Our Securities Purchase Agreement requires that we arrange for quotation of the warrants in the OTC Bulletin Board, or OTCBB, or that we list the warrants on one of the securities exchanges specified therein.  We intend to seek to have the quotations for the warrants available on the OTCBB.  The OTCBB is a medium for reporting quotations, rather than actual trades. We cannot assure you that an active trading market will develop or be sustained for the warrants or that you will be able to purchase or sell warrants at the prices quoted in the OTCBB or at all.   The warrants are not covered by a warrant agreement and therefore you may experience difficulty or delays in the recordation of transfers of warrants.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and the reports and other information that we file with the SEC and incorporate by reference in this prospectus, contain forward-looking statements.  All statements in this prospectus and the documents incorporated by reference in this prospectus, other than statements of historical facts, are forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Securities Litigation Reform Act of 1995.  These statements relate to, among other matters:

•	our future business development, results of operations and financial condition;

•	our projected revenues, profits, earnings and other estimated financial information;

•	our anticipated levels of capital expenditures during the year;

•	our belief that we have sufficient liquidity during the next 12 months; and

•	our anticipated growth strategies, including our expansion in the international distributed power generation and micro power grid market and the wind energy business.

You can generally identify these forward-looking statements by terminology such as “may,” “will,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” “is/are likely to” or other similar expressions regarding future periods or the negative of such expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.  Some of the assumptions, future results and levels of performance expressed or implied in the forward-looking statements we make inevitably will not materialize, and unanticipated events may occur which will affect our results.  In addition, a number of known and unknown risks, uncertainties and other factors could affect the accuracy of these statements.  Among the important factors to consider in evaluating our forward-looking statements are:

•
our limited operating history and recent entrance into new markets, especially our limited experience in the wind and solar energy markets, as well as international markets outside of China may make it difficult for you to evaluate our business and future prospects and are subject to certain risks;

•	a decrease in economic growth or an economic downturn in the People's Republic of China, or PRC, or globally, which could adversely affect our growth and profitability;

•	limited experience in producing wind turbines and the risks with expanding our wind power business in China and overseas;

•	competition in the alternative energy products and systems industry, and failure to adapt to changing market conditions and to compete successfully;

•	dependence on gaining new customers and project contracts;

•	continued requirements of certain licenses, registrations and certificates;

•	our backlog, which may not indicate future performance of contracts;

•	difficulty in sourcing components;

•	material weaknesses in our internal controls, which we are still in the process of remediating;

•	difficulty in establishing adequate management, legal and financial controls in the PRC, which could result in misconduct and difficulty in complying with applicable laws and requirements;

•	change in the PRC’s economic, fiscal, monetary or political policies, as well as nationalization of private enterprises;

•	potential trade barriers in markets we attempt to enter outside the PRC;

•
continued compliance with government regulations in the PRC and elsewhere and adverse regulatory changes in the PRC on companies that develop power grids, power generation systems, wind energy and solar energy;

•	ability to attract and retain key executives and affordable engineering talent;

•	difficulty in managing rapid growth or our acquisitions;

•	difficulty in managing our relationships with licensing partners, project owners, subcontractors or other third-parties;

•	our need for capital to finance our growth and capital expenditures;

•	a decrease in the growth of demand for electricity;

•
intensity of competition from or introduction of new and superior products by other providers of distributed power generation, wind energy, and solar energy and other energy generation technologies; and

•	geopolitical events and regulatory changes.

A further list and description of these risks, uncertainties and other matters can be found in our most recent Annual Report on Form 20-F incorporated by reference herein.  We do not guarantee that the transactions and events described in this prospectus or in any prospectus supplement will happen as described or that they will happen at all.  You should read thoroughly this prospectus and the documents incorporated by reference herein with the understanding that our actual future results may be materially different from and/or worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Forward-looking statements contained herein speak only as of the date of this report. You should not rely upon forward-looking statements as predictions of future events. Except as may be required by applicable law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from any resale of common shares by the selling stockholders. We may receive proceeds upon the exercise of the warrants if any warrant holder pays the exercise price in cash rather than exercising on a cashless basis.

If all of the warrants offered for resale under this prospectus are exercised for cash, we would receive proceeds of $48,831,449 from the issuance of common shares upon exercise of the warrants.  If we receive any cash proceeds from the issuance of common shares upon exercise of warrant shares, such proceeds will be used for working capital and general corporate purposes.

PRICE HISTORY OF OUR COMMON SHARES

Our common shares are listed on the Nasdaq Global Select Market.  The following table provides the high and low trading prices for our common shares on the Nasdaq Global Select Market for the period since the fiscal year end of December 31, 2009. Our common shares are listed on the Nasdaq Global Select Market under the trading symbol “APWR.” On May 19, 2010 , the last reported sale price of our common shares was $7.75 per share.

	Trading Price
	High	Low
	US$	US$
Monthly Highs and Lows
January 2010	20.32	11.78
February 2010	14.09	11.02
March 2010	13.95	10.35
April 2010	11.15	9.51
May 2010 (through May 19, 2010)	10.75	7.30

PRIVATE PLACEMENT OF COMMON SHARES AND WARRANTS

On January 21, 2010, we sold 5,777,932 of our common shares to a total of seven institutional investors in a private placement transaction and in an offshore offering at a price of $14.37 per common share.  Each of the investors also received warrants in an amount equal to 50% of the number of common shares that they purchased, which allow them to acquire, in the aggregate, an additional 2,888,968 common shares.  The   warrants consist of two different series.  The Series A Warrants (exercisable for up to 2,099,823 common shares) have an initial exercise price of $16.90 per share.  The Series B Warrants (exercisable for up to 789,145 common shares) have an initial exercise price of $16.91 per shares.   For further information regarding the warrants, see “Description of the Warrants” below.

The net proceeds of the placement, after payment of selling commissions and other fees, were approximately $78.85 million ($83 million gross proceeds).  We have used the net proceeds of this placement to fund our January 2010 acquisition of Evatech Co., Ltd., a Kyoto, Japan based designer and manufacturer of industrial equipment for liquid crystal displays, plasma display panels and certain solar energy related technologies and to provide our agreed capital contribution to a project company that we have established with other parties in the United States for the development of a wind-farm in Texas.

In connection with this placement we entered into with each of the parties, the following agreements:

•	Registration Rights Agreement;

•	Securities Purchase Agreement;

•	Series A Warrant Agreement; and

•	Series B Warrant Agreement.

We also entered into a voting agreement with Mr. Jinxiang Lu, our Chief Executive Officer, and Mr . John S. Lin, our Chief Operating Officer.   Under this voting agreement each of Mr. Lu and Mr. Lin have agreed to vote their common shares to approve, with respect to the warrants, the issuance of additional common shares or adjustments to the exercise price upon dilutive issuances that are subject to shareholder approval.

Messrs. Lu and Lin also each entered into lock-up agreements with us pursuant to which each of the agreed not to sell or offer to sell the common shares held by them for up to 270 days after closing.

Among other requirements, the Registration Rights Agreement obligates us to register the common shares, warrants and common shares underlying the warrants sold by us to the investors in the January 21, 2010 placement (the “Registrable Securities”) on a registration statement on Form F-3.  We agreed to cause the registration statement to become effective within 120 days after the closing date (January 21, 2010) of the placement.  Once effective, the Company is required to maintain the effectiveness of the registration statement until all of the Registrable Securities have been sold or can be resold pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto).  The Registration Rights Agreement also contains other customary provisions, including but not limited to provisions addressing our public reporting obligations, indemnification, expenses and listing requirements.  We are filing the registration statement of which this prospectus is part pursuant to our obligations under the Registration Rights Agreement.

Under the Securities Purchase Agreement, each of the investors (severally and not jointly) agreed to purchase the common shares and warrants that we issued in connection with the January 21, 2010 placement.  The Securities Purchase Agreement contains customary representations and warranties of each of the parties.  Pursuant to the covenants in the Securities Purchase Agreement, we are obligated to, among other things, remain current in our public reporting obligations, make available our filed public reports to the investors, cause the warrants to be listed for quotation on the OTCBB and conduct our business in compliance with applicable law.  In addition, pursuant to the Securities Purchase Agreement, we are prohibited from offering, publicly announcing an offer or selling any of our equity securities or securities convertible or exchangeable for public securities, other than “Excluded Securities” (a category that includes options to purchase equity securities under an approved employee stock option plan) for a period of thirty days from the effective date of this registration statement on Form F-3.

The foregoing discussion of the voting agreement, the lock-up agreements, the Registration Rights Agreement and the Securities Purchase Agreement is qualified in its entirety by reference to the full text of each of those agreements, the forms of which have been furnished to the SEC as exhibits to the Form 6-K that we filed with the SEC on January 21, 2010 in connection with the placement.  The referenced exhibits are exhibit 99.1 (form of Securities Purchase Agreement), exhibit 99.3 (form of Registration Rights Agreement), exhibit 99.4 (form of Voting Agreement ) and exhibit 99.5 (form of Lock-up Agreement).

The material terms of the Series A Warrant Agreements and the Series B Warrant Agreements are summarized below under the heading “Description of the Warrants”.

DESCRIPTION OF THE WARRANTS

The warrants comprise 2,099,823 Series A Warrants and 789,145 Series B Warrants.  The Series A Warrants are exercisable for an initial price of $16.90 per share and the Series B Warrants at an initial price of $16.91 per share, beginning July 21, 2010.  The warrants are subject to adjustments resulting from share splits, reverse spits and similar events affecting all of the holders of our common shares, and to additional adjustment if we issue certain dilutive securities. Until such time as we have received an aggregate of $65 million in proceeds from the sale of securities (net of any proceeds that are repaid or returned by us within a one year period), if we issue any securities (subject to certain exclusions) at a price less than the then applicable exercise price, then exercise price of the warrants will be reduced to such lower issuance price (full ratchet anti-dilution).  Once we have received an aggregate of $65 million from the sale of securities, the adjustment to the exercise price of the warrants for any such dilutive issuance will be made on the basis of weighted average anti-dilution.  No adjustments for any such dilutive issuance will be made after January 21, 2013, regardless of the amount of proceeds  we receive from the sale of securities.

No additional common shares will be issued with respect to any dilutive issuances in respect of the Series A Warrants and no adjustments will be made to the exercise price of the Series B Warrants with respect to any dilutive issuances if such issuance or adjustment would result in the violation of applicable rules of the Nasdaq Stock Market, unless and until approval by our shareholders for these issuances or adjustments has first been obtained in accordance with the rules of the Nasdaq Stock Market.  We have agreed to seek shareholder approval under Nasdaq rules at our next annual meeting to occur no later than October 31, 2010 in order to permit such additional issuances of shares or adjustments to the exercise price in relation to the Series A Warrants and Series B Warrants, respectively.  Mr. Lu and Mr. Lin have agreed to vote all common shares they hold to approve such issuances.

Each warrant is exercisable for five years after July 21, 2010, the initial date the warrants become exercisable.

Under the terms of the warrants, a selling shareholder may not exercise the warrants to the extent such exercise would cause such selling shareholder, together with its affiliates, to beneficially own a number of common shares which would exceed 4.99% of our then issued and outstanding common shares following such exercise, excluding for purposes of such determination common shares issuable upon exercise of the warrants which have not been exercised.

The warrants are governed by and construed and enforced in accordance with, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

The foregoing description of the material terms of the warrants is qualified in its entirety by reference to the full text of the warrants, the forms of which have been furnished to the SEC as exhibit 99.2 to a Form 6-K that we filed with the SEC on January 21, 2010.  For information regarding our common shares, see the description of such shares referred to under “Incorporation of Certain Agreements by Reference” elsewhere in this prospectus.

SELLING SHAREHOLDERS

The warrants being offered by the selling shareholders are those previously issued to the selling shareholders. The common shares being offered by the selling shareholders are those previously issued to the selling shareholders and those issuable to the selling shareholders upon exercise of the warrants. For additional information regarding the issuance of the common shares and warrants, see “Private Placement of Common Shares and Warrants” above. We are registering the common shares and the warrants in order to permit the selling shareholders to offer the shares and the warrants for resale from time to time. Except for the ownership of the common shares and the warrants issued pursuant to the Securities Purchase Agreement and the sale to these investors of common  share warrants and convertible notes in 2009, the selling shareholders have not had any material relationship with us within the past three years.

None of the selling shareholders is a broker-dealer. Capital Ventures International, RCG PB, Ltd and Ramius Navigation Master Fund Ltd are each affiliated with one or more broker-dealers. Capital Ventures International, RCG PB, Ltd and Ramius Navigation Master Fund Ltd purchased the securities being offered under this prospectus in the ordinary course of business, and at the time of purchase of these securities, Capital Ventures International, RCG PB, Ltd and Ramius Navigation Master Fund Ltd had no agreements or understandings, directly or indirectly, with any person, to distribute these securities .

The tables below lists the selling shareholders and other information regarding the beneficial ownership of the common shares and warrants by each of the selling shareholders. The second column of each table lists the number of common shares and warrants beneficially owned by each selling shareholder, based on its ownership of the common shares and warrants, as of May 19, 2010. The third column of each table lists the common shares and warrants being offered by this prospectus by the selling shareholders.

In accordance with the terms of a registration rights agreement with the selling shareholders, this prospectus generally covers the resale of at least the sum of (i) the number of common shares issued pursuant to the Securities Purchase Agreement, (ii) the number of Warrants issued pursuant to the Securities Purchase Agreement and (ii) 130% of the maximum number of common shares issued and issuable upon exercise of the related warrants determined as if the outstanding warrants were exercised, as applicable, in full, as of the Trading Day immediately preceding the date this registration statement is initially filed with the SEC.

The fourth column of each table assumes the sale of all of the shares and warrants offered by the selling shareholders pursuant to this prospectus.  Under the terms of the warrants, a selling shareholder may not exercise the warrants, to the extent such exercise would cause such selling shareholder, together with its affiliates, to beneficially own a number of common shares which would exceed 4.99% of our then outstanding common shares following such exercise, excluding for purposes of such determination common shares issuable upon exercise of the warrants which have not been exercised. The number of shares in the second column reflects this limitation. The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

	Common Shares Owned Prior to Offering			Maximum Number of Common Shares to be Sold Pursuant to this Prospectus (1)	Common Shares Owned After Offering
Name of Selling Shareholder	Number		Percent		Number	Percent
Hudson Bay Fund LP (2)	477,446	(3)	1.05%	620,259	101,532	*	%
Hudson Bay Overseas Fund Ltd. (4)	1,827,545	(5)	4.00%	2,271,431	669,236	1.46%
Capital Ventures International (6)	884,159	(7)	1.94%	1,148,626	188,023	*	%
RCG PB, Ltd (8)	263,232	(9)	* %	723,982	263,232	*	%
Ramius Navigation Master Fund Ltd (10)	112,814	(11)	* %	452,490	112,814	*	%
Iroquois Capital LP (12)	650,888	(13)	1.43%	1,073,965	0	0%
Iroquois Capital Offshore Ltd (14)	532,544	(15)	1.17%	878,698	0	0%
Total	4,748,628		9.59%	7,169,451	1,334,837	1.46%
*          Less than 1%.

(1)   This number is calculated as the sum of  (i) the common shares issued in our recent private placement conducted on January 21, 2010 and (ii) 130% of the sum of the number of shares issuable upon exercise of the Series A Warrants and Series B Warrants. Although this number includes 130% of the sum of the number of shares issuable upon exercise of the Series A Warrants and Series B Warrants, the Series A Warrants and Series B Warrants are not exercisable within sixty days of the date of this prospectus and, accordingly, have not been included in the column representing the number of common shares owned prior to offering. The Series A and Series B Warrants will first become exercisable on July 21, 2010.

(2)   Sander Gerber shares voting and investment power over these securities with Hudson Bay Capital Management, L.P., the investment manager of Hudson Bay Fund LP  (the "Investment Manager") .  Mr. Gerber serves as the managing member of Hudson Bay Capital GP LLC, which is the general partner of the Investment Manager.   Sander Gerber disclaims beneficial ownership over the securities held by Hudson Bay Fund LP.  The address for Hudson Bay Fund LP is 120 Broadway, 40th Floor, New York, New York 10271.

(3)  This number of common shares includes (i) 101,532 shares issuable upon exercise of the warrants issued in our private placement conducted on June 19, 2009, without regard to any limitations on exercises of the warrants, and (ii) 375,914 shares issued in our private placement conducted on January 21, 2010. This number of common shares does not include 136,615 shares issuable upon exercise of the Series A Warrants and 51,342 shares issuable upon exercise of Series B Warrants issued in our private placement conducted on January 21, 2010. The Series A Warrants and the Series B Warrants first become exercisable on July 21, 2010.

(4)  Sander Gerber shares voting and investment power over these securities with the Investment Manager.  Mr. Gerber serves as the managing member of Hudson Bay Capital GP LLC, which is the general partner of the Investment Manager.   Sander Gerber disclaims beneficial ownership over the securities held by Hudson Bay Overseas Fund Ltd . The address for Hudson Bay Overseas Fund Ltd. is 120 Broadway, 40th Floor, New York, New York 10271 .

(5)  This number of common shares includes (i) 462,536 shares issuable upon exercise of the warrants issued in our private placement conducted on June 19, 2009, without regard to any limitations on exercises of the warrants, (ii) 206,700 shares issuable upon exercise of certain options, which Hudson Bay has advised the Company it has acquired in open market transactions and (iii) 1,158,309 shares issued in our private placement conducted on January 21, 2010. This number of common shares does not include 622,357 shares issuable upon exercise of the Series A Warrants and 233,891 shares issuable upon exercise of Series B Warrants issued in our private placement conducted on January 21, 2010. The Series A Warrants and the Series B Warrants first become exercisable on July 21, 2010.

(6)  Heights Capital Management, Inc., the authorized agent of Capital Ventures International (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares.  The address for Capital Ventures International is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, CA  94111.

(7)  This number of common shares includes (i) 188,023 shares issuable upon exercise of the warrants issued in our private placement conducted on June 19, 2009, without regard to any limitations on exercises of the warrants, and (ii) 696,136 shares issued in our recent private placement conducted on January 21, 2010. This number of common shares does not include 252,991 shares issuable upon exercise of Series A Warrants and 95,078 shares issuable upon exercise of Series B Warrants issued in our recent private placement conducted on January 21, 2010. The Series A Warrants and the Series B Warrants first become exercisable on July 21, 2010.

(8)  Ramius Advisors, LLC (“Ramius Advisors”) is the investment manager of RCG PB, Ltd (“RCG PB”) and consequently has voting control and investment discretion over securities held by RCG PB .  Ramius Advisors disclaims beneficial ownership of these securities.  Ramius LLC (“Ramius”) is the managing member of Ramius Advisors and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius Advisors.  Ramius disclaims beneficial ownership of these securities.  Cowen Group, Inc. (“Cowen”) is the managing member of Ramius and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius.  Cowen disclaims beneficial ownership of these securities.  RCG Holdings LLC (“RCG Holdings”) is a significant shareholder of Cowen and may be considered the beneficial owner of any securities deemed to be beneficially owned by Cowen.  RCG Holdings disclaims beneficial ownership of these securities.  C4S & Co., L.L.C. (“C4S”) is the managing member of RCG Holdings and may be considered the beneficial owner of any securities deemed to be beneficially owned by RCG Holdings.  C4S disclaims beneficial ownership of these securities.  Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S and share voting and investment power over these securities .  Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these securities.  The address for RCG PB, Ltd is c/o Ramius LLC, 599 Lexington Avenue, 20th Floor, New York, NY 10022.

(9)  This number of common shares consists of 263,232 shares issuable upon exercise of the warrants issued in our private placement conducted on June 19, 2009, originally issued to RCG PB, Ltd, subsequently assigned to Ramius Navigation Master Fund Ltd, and then subsequently assigned to RCG PB, Ltd, without regard to any limitations on exercises of the warrants. This number of common shares does not include 404,785 common shares issuable upon exercise of  Series A Warrants and 152,124 common shares issuable upon exercise of Series B Warrants issued in our recent private placement conducted on January 21, 2010 originally issued to Ramius Navigation Master Fund Ltd and subsequently assigned to RCG PB, Ltd. The Series A Warrants and the Series B Warrants first become exercisable on July 21, 2010.

(10) Ramius Enterprise Master Fund Ltd (“Ramius Enterprise”) is the sole shareholder of Ramius Navigation Master Fund Ltd (“Ramius Navigation”) and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius Navigation.  Ramius Enterprise disclaims beneficial ownership of these securities.   Ramius Advisors, LLC (“Ramius Advisors”) is the investment manager of Ramius Navigation and Ramius Enterprise and consequently has voting control and investment discretion over securities held by Ramius Navigation .  Ramius Advisors disclaims beneficial ownership of these securities.  Ramius LLC (“Ramius”) is the managing member of Ramius Advisors and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius Advisors.  Ramius disclaims beneficial ownership of these securities.  Cowen Group, Inc. (“Cowen”) is the managing member of Ramius and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius.  Cowen disclaims beneficial ownership of these securities.  RCG Holdings LLC (“RCG Holdings”) is a significant shareholder of Cowen and may be considered the beneficial owner of any securities deemed to be beneficially owned by Cowen.  RCG Holdings disclaims beneficial ownership of these securities.  C4S & Co., L.L.C. (“C4S”) is the managing member of RCG Holdings and may be considered the beneficial owner of any securities deemed to be beneficially owned by RCG Holdings.  C4S disclaims beneficial ownership of these securities.  Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S and share voting and investment power over these securities.   Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these securities.  The address for Ramius Navigation Master Fund Ltd is c/o Ramius LLC, 599 Lexington Avenue, 20th Floor, New York, NY 10022.

(11) This number of common shares consists of 112,814 shares issuable upon exercise of the warrants issued in our private placement conducted on June 19, 2009, originally issued to Ramius Enterprise Master Fund Ltd and subsequently assigned to Ramius Navigation Master Fund Ltd, without regard to any limitations on exercises of the warrants. This number of common shares does not include 252,991 common shares issuable upon exercise of  Series A Warrants and 95,078 common shares issuable upon exercise of Series B Warrants issued in our recent private placement conducted on January 21, 2010 originally issued to Ramius Enterprise Master Fund Ltd and subsequently assigned to Ramius Navigation Master Fund Ltd. The Series A Warrants and the Series B Warrants first become exercisable on July 21, 2010.

 (12) Iroquois Capital Management L.L.C. (“Iroquois Capital”) is the investment manager of Iroquois Capital Offshore Ltd, a Cayman Islands corporation, and Iroquois Capital, L.P., a Delaware limited partnership (collectively, the “Iroquois Funds”).  Consequently, Iroquois Capital has voting control and investment discretion over securities held by each of the Iroquois Funds.  As Joshua Silverman and Richard Abbe make voting and investment decisions on behalf of Iroquois Capital in its capacity as investment manager to each of the Iroquois Funds, they may be deemed to have voting control and investment discretion over securities held by each of the Iroquois Funds.  As a result of the foregoing, each of Iroquois Capital, Mr. Silverman and Mr. Abbe may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by each of the Iroquois Funds. The address for Iroquois Capital, L.P. is 641 Lexington Avenue, 26th Floor, New York, NY 10022.

(13) This number of common shares includes 650,888 shares issued in our private placement conducted on January 21, 2010. This number of common shares does not include 236,546 common shares issuable upon exercise of  Series A Warrants and 88,898 common shares issuable upon exercise of Series B Warrants issued in our recent private placement conducted on January 21, 2010. The Series A Warrants and the Series B Warrants first become exercisable on July 21, 2010.

 (14) Iroquois Capital Management L.L.C. (“Iroquois Capital”) is the investment manager of Iroquois Capital Offshore Ltd, a Cayman Islands corporation, and Iroquois Capital, L.P., a Delaware limited partnership (collectively, the “Iroquois Funds”).  Consequently, Iroquois Capital has voting control and investment discretion over securities held by each of the Iroquois Funds.  As Joshua Silverman and Richard Abbe make voting and investment decisions on behalf of Iroquois Capital in its capacity as investment manager to each of the Iroquois Funds, they may be deemed to have voting control and investment discretion over securities held by each of the Iroquois Funds.  As a result of the foregoing, each of Iroquois Capital, Mr. Silverman and Mr. Abbe may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by each of the Iroquois Funds. The address for Iroquois Capital Offshore Ltd is 641 Lexington Avenue, 26th Floor, New York, NY 10022.

(15) This number of common shares includes 532,544 shares issued in our private placement conducted on January 21, 2010. This number of common shares does not include 193,538 common shares issuable upon exercise of  Series A Warrants and 72,734 common shares issuable upon exercise of Series B Warrants issued in our recent private placement conducted on January 21, 2010.  The Series A Warrants and the Series B Warrants first become exercisable on July 21, 2010.

	Series A and Series B Warrants Owned Prior to Offering		Maximum Number Series A and Series B Warrants to be Sold Pursuant to this Prospectus	Warrants Owned After Offering
Name of Selling Shareholder	Number	Percent*		Number	Percent
Hudson Bay Fund LP (1)	187,957	6.51%	187,957	0	0%
Hudson Bay Overseas Fund Ltd. (2)	856,248	29.64%	856,248	0	0%
Capital Ventures International (3)	348,069	12.05%	348,069	0	0%
RCG PB, Ltd (4)	556,909	19.28%	556,909	0	0%
Ramius Navigation Master Fund Ltd (5)	348,069	12.05%	348,069	0	0%
Iroquois Capital LP (6)	325,444	11.27%	325,444	0	0%
Iroquois Capital Offshore Ltd (7)	266,272	9.22%	266,272	0	0%
Total	2,888,968	100.00%	2,888,968	0	0%
*           Represents percentage of total number of Series [A/B] warrants owned, and does not represent percentage of underlying common shares.

(1)   Sander Gerber shares voting and investment power over these securities with the Investment Manager. Mr. Gerber serves as the managing member of Hudson Bay Capital GP LLC, which is the general partner of the Investment Manager.   Sander Gerber disclaims beneficial ownership over the securities held by Hudson Bay Fund LP.  The address for Hudson Bay Fund LP is 120 Broadway, 40th Floor, New York, New York 10271

(2)   Sander Gerber shares voting and investment power over these securities with the Investment Manager.  Mr. Gerber serves as the managing member of Hudson Bay Capital GP LLC, which is the general partner of the Investment Manager.   Sander Gerber disclaims beneficial ownership over the securities held by Hudson Bay Overseas Fund Ltd . The address for Hudson Bay Overseas Fund Ltd. is 120 Broadway, 40th Floor, New York, New York 10271 .

(3)   Heights Capital Management, Inc., the authorized agent of Capital Ventures International (“CVI”), has discretionary authority to vote and dispose of the securities heldf by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares.  The address for Capital Ventures International is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, CA  94111.

(4)    The Series A Warrants and Series B Warrants were originally issued to Ramius Navigation Master Fund Ltd and subsequently assigned to RCG PB, Ltd. Ramius Advisors, LLC (“Ramius Advisors”) is the investment manager of RCG PB, Ltd (“RCG PB”) and consequently has voting control and investment discretion over securities held by RCG PB .  Ramius Advisors disclaims beneficial ownership of these securities.  Ramius LLC (“Ramius”) is the managing member of Ramius Advisors and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius Advisors.  Ramius disclaims beneficial ownership of these securities.  Cowen Group, Inc. (“Cowen”) is the managing member of Ramius and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius.  Cowen disclaims beneficial ownership of these securities.  RCG Holdings LLC (“RCG Holdings”) is a significant shareholder of Cowen and may be considered the beneficial owner of any securities deemed to be beneficially owned by Cowen.  RCG Holdings disclaims beneficial ownership of these securities.  C4S & Co., L.L.C. (“C4S”) is the managing member of RCG Holdings and may be considered the beneficial owner of any securities deemed to be beneficially owned by RCG Holdings.  C4S disclaims beneficial ownership of these securities.  Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S and share voting and investment power over these securities.   Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these securities.  The address for RCG PB, Ltd is c/o Ramius LLC, 599 Lexington Avenue, 20th Floor, New York, NY 10022.

(5)   The Series A Warrants and Series B Warrants were originally issued to Ramius Enterprise Master Fund Ltd and subsequently assigned to Ramius Navigation Master Fund Ltd. Ramius Enterprise Master Fund Ltd (“Ramius Enterprise”) is the sole shareholder of Ramius Navigation Master Fund Ltd (“Ramius Navigation”) and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius Navigation.  Ramius Enterprise disclaims beneficial ownership of these securities.   Ramius Advisors, LLC (“Ramius Advisors”) is the investment manager of Ramius Navigation and Ramius Enterprise and consequently has voting control and investment discretion over securities held by Ramius Navigation .  Ramius Advisors disclaims beneficial ownership of these securities.  Ramius LLC (“Ramius”) is the managing member of Ramius Advisors and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius Advisors.  Ramius disclaims beneficial ownership of these securities.  Cowen Group, Inc. (“Cowen”) is the managing member of Ramius and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius.  Cowen disclaims beneficial ownership of these securities.  RCG Holdings LLC (“RCG Holdings”) is a significant shareholder of Cowen and may be considered the beneficial owner of any securities deemed to be beneficially owned by Cowen.  RCG Holdings disclaims beneficial ownership of these securities.  C4S & Co., L.L.C. (“C4S”) is the managing member of RCG Holdings and may be considered the beneficial owner of any securities deemed to be beneficially owned by RCG Holdings.  C4S disclaims beneficial ownership of these securities.  Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S and share voting and investment power over these securities.   Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these securities.  The address for Ramius Navigation Master Fund Ltd is c/o Ramius LLC, 599 Lexington Avenue, 20th Floor, New York, NY 10022.

 (6) Iroquois Capital Management L.L.C. (“Iroquois Capital”) is the investment manager of Iroquois Capital Offshore Ltd, a Cayman Islands corporation, and Iroquois Capital, L.P., a Delaware limited partnership (collectively, the “Iroquois Funds”).  Consequently, Iroquois Capital has voting control and investment discretion over securities held by each of the Iroquois Funds.  As Joshua Silverman and Richard Abbe make voting and investment decisions on behalf of Iroquois Capital in its capacity as investment manager to each of the Iroquois Funds, they may be deemed to have voting control and investment discretion over securities held by each of the Iroquois Funds.  As a result of the foregoing, each of Iroquois Capital, Mr. Silverman and Mr. Abbe may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by each of the Iroquois Funds. The address for Iroquois Capital, L.P. is 641 Lexington Avenue, 26th Floor, New York, NY 10022.

 (7) Iroquois Capital Management L.L.C. (“Iroquois Capital”) is the investment manager of Iroquois Capital Offshore Ltd, a Cayman Islands corporation, and Iroquois Capital, L.P., a Delaware limited partnership (collectively, the “Iroquois Funds”).  Consequently, Iroquois Capital has voting control and investment discretion over securities held by each of the Iroquois Funds.  As Joshua Silverman and Richard Abbe make voting and investment decisions on behalf of Iroquois Capital in its capacity as investment manager to each of the Iroquois Funds, they may be deemed to have voting control and investment discretion over securities held by each of the Iroquois Funds.  As a result of the foregoing, each of Iroquois Capital, Mr. Silverman and Mr. Abbe may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by each of the Iroquois Funds. The address for Iroquois Capital Offshore Ltd is 641 Lexington Avenue, 26th Floor, New York, NY 10022.

PLAN OF DISTRIBUTION

We are registering the common shares and warrants previously issued pursuant to the Securities Purchase Agreement and the common shares issuable upon exercise of the warrants to permit the resale of these common shares and warrants by the holders of the common shares and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the common shares. We will bear all fees and expenses incident to our obligation to register the common shares.

The selling shareholders may sell all or a portion of the common shares and warrants beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the common shares or warrants are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent's commissions.  The common shares or warrants may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	as ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	as block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	as purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	as an exchange distribution in accordance with the rules of the applicable exchange;

•	as privately negotiated transactions;

•	as short sales;

•	as sales pursuant to Rule 144;

•	where broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	as a combination of any such methods of sale; and

•	by any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling common shares or warrants to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the common shares or warrants for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).  In connection with sales of the common shares or warrants or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common shares or warrants in the course of hedging in positions they assume.  The selling shareholders may also sell common shares or warrants short and deliver common shares or warrants, as applicable, covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling shareholders may also loan or pledge common shares or warrants to broker-dealers that in turn may sell such shares.

The selling shareholders may pledge or grant a security interest in some or all of the warrants or common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the warrants or common shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.  The selling shareholders also may transfer and donate the warrants or common shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer participating in the distribution of the common shares or warrants may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.   In the event any underwriter, dealer or agent who is a member of the Financial Industry Regulatory Authority, or FINRA, participates in the distribution of any securities offered pursuant to this prospectus and any applicable prospectus supplement, the maximum underwriters’ compensation to be received by such FINRA member will not be greater than eight percent (8%) of the gross proceeds from the sale of the securities.   At the time a particular offering of the common shares and warrants is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of common shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the common shares and warrants may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the common shares and warrants may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the common shares or warrants registered pursuant to the registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common shares by the selling shareholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the common shares.  All of the foregoing may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares.

We will pay all expenses of the registration of the common shares and warrants pursuant to the registration rights agreement, estimated to be $73,530 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any.  We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling shareholders will be entitled to contribution.  We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement of which this prospectus forms a part, the common shares and warrants will be freely tradable in the hands of persons other than our affiliates.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated in the British Virgin Islands to take advantage of certain benefits associated with being a British Virgin Islands business company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, certain disadvantages accompany incorporation in the British Virgin Islands . These disadvantages include that the British Virgin Islands has a less developed body of securities laws than the United States and provides significantly less protection to investors. In addition, British Virgin Islands companies may not have standing to sue before the federal courts of the United States. Our constituent documents do not contain provisions requiring that disputes be submitted to arbitration, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders.

All of our current operations are conducted in China, and substantially all of our assets are located in China. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside of the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon us or such persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Maples and Calder, our counsel as to British Virgin Islands law has advised us that there is uncertainty as to whether the courts of the British Virgin Islands would:

•
recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

It is uncertain as to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities law would be determined by the British Virgin Islands courts as penal or punitive in nature. Such a determination has yet to be made by any British Virgin Islands court.

Maples and Calder  has further advised us that although there is no statutory enforcement in the British Virgin Islands of judgments obtained in the United States, the courts of the British Virgin Islands will recognize a foreign judgment as the basis for a claim at common law in the British Virgin Islands provided: (i) the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process; (ii) the judgment given by the U.S. court was not in respect to penalties, taxes, fines or similar fiscal or revenue obligations of the company; (iii) in obtaining judgment there was no fraud on the part of the person in whose favour judgment was given or on the part of the court; (iv) recognition or enforcement of the judgment in the BVI would not be contrary to public policy; and (v) the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

EXPENSES RELATED TO THIS OFFERING

The following is a statement of expenses in connection with the registration of the common shares pursuant to the registration rights agreement.  With the exception of the SEC registration fee and the Financial Industry Regulatory Authority, filing fee all amounts are estimates.  The estimates do not include expenses related to offerings of common shares by the selling shareholders. Each prospectus supplement describing an offering of common shares will reflect the estimated expenses related to the offering of common shares under that prospectus supplement.

SEC Registration Fee	$7,089
Financial Industry Regulatory Authority Filing Fee	10,441
Printing Expenses	10,000
Legal Fees and Expenses	30,000
Accounting Fees and Expenses	15,000
Miscellaneous	1,000
Total	$73,530

LEGAL MATTERS

Certain legal matters with respect to British Virgin Islands law, including the validity of the common shares, will be passed upon for us by Maples and Calder. The validity of the warrants will be passed upon for us by Baker & McKenzie LLP.

EXPERTS

The consolidated financial statements of A-Power Energy Generation Systems, Ltd. appearing in A-Power Energy Generation Systems, Ltd.’s Annual Report (Form 20-F) for the year ended December 31, 2009, and the effectiveness of A-Power Energy Generation Systems, Ltd.’s internal control over financial reporting as of December 31, 2009, have been audited by MSCM LLP, independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that A-Power Energy Generation Systems, Ltd. did not maintain effective internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, because of the effects of the material weaknesses described therein, included therein and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The financial statements of Evatech CO., LTD. (“Evatech”) appearing in A-Power Energy Generation Systems, Ltd.’s Report on Form 6-K for the month of April 2010 dated April 12, 2010 have been audited by ASKA & CO. (previously known as Asuka & CO.), independent registered public accounting firm, as set forth in its reports thereon included therein and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.  The reports of Evatech’s independent registered public accounting firms have included explanatory paragraphs in their audit opinions issued in connection with Evatech‘s financial statements for the fiscal years ended August 31, 2009 and 2008, which state, with respect to the fiscal year ended August 31, 2009, that Evatech’s net loss from operations and substantial net capital deficiency, as reported in its financial statements, raise substantial doubt as to its ability to continue as a going concern and, with respect to the fiscal year ended August 31, 2008, that due to difficulty in obtaining cash financing, the company’s ability to continue operating for the next year has become uncertain.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is a part of a registration statement on Form F-3 filed with the SEC under the Securities Act and does not contain all of the information in the registration statement.  The full registration statement may be obtained from the SEC, as indicated below.

We also file and furnish annual and other reports and other information with the SEC.  You may read and copy all or any portion of the registration statement and any other document we file with or furnish to the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549.  You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC.  The address of that site is http://www.sec.gov. You can find additional information about us at our website, http://www.apowerenergy.com. The information contained on, or linked from, our website is not a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents.  Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date.  The information incorporated by reference is considered to be part of this prospectus and should be read with the same care.  We incorporate by reference the documents listed below:

•
the description of our common shares contained under the heading “Description of Securities” in our registration statement on Form S-4, as amended (Registration No. 333-142894), and incorporated by reference into our registration statement on Form 8-A filed November 9, 2007;

•	our annual report on Form 20-F for the year ended December 31, 2009, filed with the SEC on March 31, 2010;

•	our Form 6-K filed with the SEC on April 2, 2010; and

•	our Form 6-K filed with the SEC on April 12, 2010.

We also incorporate by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated or completed.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other document that is subsequently filed with the SEC and incorporated by reference, modifies or is contrary to that previous statement.  Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

Each person to whom a copy of this prospectus is delivered may request a copy of any of the documents incorporated by reference in this prospectus at no cost.  We will not include exhibits to the documents that you request unless the exhibits are specifically incorporated by reference into those documents.  You may make your request for any of the documents incorporated by reference in this prospectus by written or oral request to us at the following address or telephone number:

Attention:  John S. Lin, Chief Operating Officer
No. 44 Jingxing North Street
Tiexi District
Shenyang, Liaoning, China 110021
Telephone: 011-(86)-24-8561-7888

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers.

British Virgin Islands law ..  British Virgin Islands law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors, provided they acted honestly and in good faith and in what they believed to be in the best interests of the Company, and, in the case of criminal proceedings, had no reasonable cause to believe their conduct was unlawful.

Memorandum and Articles of Association .  Our articles of association provide that the Company may, subject to the provisions of the BVI Business Companies Act, 2004, indemnify any person who (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of our company; or (b) is or was, at our request, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings.

SEC Position ..  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.	Exhibits.

Exhibit Number	Description of Document
4.1
Securities Purchase Agreement dated January 21, 2010, between A-Power Energy Generation Systems, Ltd. and the investors named therein (incorporated by reference to Exhibit 99.1 of our Form 6-K (file no. 001-33820) filed with the Securities and Exchange Commission on January 21, 2010)

4.2
Form of [A/B] Warrant, dated January 21, 2010, issued by A-Power Energy Generation Systems, Ltd. (incorporated by reference to Exhibit 99.2 of our Form 6-K (file no. 001-33820) filed with the Securities and Exchange Commission on January  21, 2010)

4.3
Form of Registration Rights Agreement, dated January 21, 2010,by and among A-Power Energy Generation Systems, Ltd. and the investors named therein (incorporated by reference to Exhibit 99.3 of our Form 6-K (file no. 001-33820) filed with the Securities and Exchange Commission on January 21, 2010)

4.4
Form of Voting Agreement , dated January 21, 2010, by and among A-Power Energy Generation Systems, Ltd., Jinxiang Lu and John S. Lin (incorporated by reference to Exhibit 99.4 of our Form 6-K (file no. 001-33820) filed with the Securities and Exchange Commission on January 21, 2010)

4.5
Form of Lock-up Agreement, dated January 21, 2010, between A-Power Energy Generation Systems, Ltd. and each of Jinxiang Lu and John S. Lin (incorporated by reference to Exhibit 99.5 of our Form 6-K (file no. 001-33820) filed with the Securities and Exchange Commission on January 21, 2010)

5.1*	Opinion of Maples and Calder regarding validity of common shares
5.2*	Opinion of Baker & McKenzie LLP regarding validity of warrants
23.1*	Consent of MSCM LLP, Independent Registered Public Accounting Firm
23.2*	Consent of ASKA & CO.
23.3*	Consent of Maples and Calder (included in Exhibit 5.1)
23.4*	Consent of Baker & McKenzie LLP (included in Exhibit 5.2)
24.1*	Power of Attorney

* Filed with this Amendment No. 1 to Registration Statement on Form F-3

Item 10.	Undertakings.

The undersigned registrant hereby undertakes:

(a) (1)                       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)            To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          To file a post effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and other information required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post effective amendment need not be filed to include financial instruments and information required by Section 10(a)(3) of the Securities Act if such financials statements and financial information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)          That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shenyang, People’s Republic of China, on May 20, 2010.

A-POWER ENERGY GENERATION SYSTEMS, LTD.

By:	/s/ John S. Lin
Name:	John S. Lin
Title:	Director and Chief Operating Officer

Each person whose signature appears below constitutes and appoints each of Jinxiang Lu and John S. Lin as his or her attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of securities of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-3 to be filed with the Securities and Exchange Commission with respect to such securities, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board and Chief Executive Officer	May 20, 2010
Jinxiang Lu

/s/ John S. Lin	Director and Chief Operating Officer	May 20, 2010
John S. Lin

*	Independent Director	May 20, 2010
Remo Richli

*	Independent Director	May 20, 2010
Robert B. Leckie

*	Independent Director	May 20, 2010
Dilip Limaye

*	Independent Director	May 20, 2010
Zhenyu Fan

*	Independent Director	May 20 , 2010
Jianmin Wu

*	Chief Financial Officer and	May 20, 2010
Kin Kwong (Peter) Mak	Chief Accounting Officer

*By:	/s/ John S. Lin
John S. Lin
Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Registration Statement or amendment thereto in Newark, Delaware, on May 20, 2010.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

EXHIBIT INDEX

Exhibit Number	Description of Document
4.1
Securities Purchase Agreement dated January 21, 2010, between A-Power Energy Generation Systems, Ltd. and the investors named therein (incorporated by reference to Exhibit 99.1 of our Form 6-K (file no. 001-33820) filed with the Securities and Exchange Commission on January 21, 2010)

4.2
Form of [A/B] Warrant, dated January 21, 2010, issued by A-Power Energy Generation Systems, Ltd. (incorporated by reference to Exhibit 99.2 of our Form 6-K (file no. 001-33820) filed with the Securities and Exchange Commission on January  21, 2010)

4.3
Form of Registration Rights Agreement, dated January 21, 2010,by and among A-Power Energy Generation Systems, Ltd. and the investors named therein (incorporated by reference to Exhibit 99.3 of our Form 6-K (file no. 001-33820) filed with the Securities and Exchange Commission on January 21, 2010)

4.4
Form of Voting Agreement , dated January 21, 2010, by and among A-Power Energy Generation Systems, Ltd., Jinxiang Lu and John S. Lin (incorporated by reference to Exhibit 99.4 of our Form 6-K (file no. 001-33820) filed with the Securities and Exchange Commission on January 21, 2010)

4.5
Form of Lock-up Agreement, dated January 21, 2010, between A-Power Energy Generation Systems, Ltd. and each of Jinxiang Lu and John S. Lin (incorporated by reference to Exhibit 99.5 of our Form 6-K (file no. 001-33820) filed with the Securities and Exchange Commission on January 21, 2010)

5.1*	Opinion of Maples and Calder regarding validity of common shares
5.2*	Opinion of Baker & McKenzie LLP regarding validity of warrants
23.1*	Consent of MSCM LLP, Independent Registered Public Accounting Firm
23.2*	Consent of ASKA & CO.
23.3*	Consent of Maples and Calder (included in Exhibit 5.1)
23.4*	Consent of Baker & McKenzie LLP (included in Exhibit 5.2)
24.1*	Power of Attorney

* Filed with this Amendment No. 1 to  Registration Statement on Form F-3.